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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 21,2001, except for the sixth paragraph of Note 6, as to which the date is June 27, 2001, relating to the financial statements of TheraSense, Inc., which appears in such registration statement on Form S-l (No. 333-64456). We also consent to the incorporation by reference of our report dated June 21,2001, except for the sixth paragraph of
Note 6, as to which the date is June 27, 2001, relating to the financial statement schedule, which appears in such registration statement on Form S-l (No. 333-64456).


PricewaterhouseCoopers LLP

San Jose, California
October 11, 2001